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EXHIBIT 10.83
EXECUTED ZLP SECURITIES PURCHASE AGREEMENT


                          SECURITIES PURCHASE AGREEMENT

         This Securities Purchase Agreement dated as of August 9, 2002 (this "AGREEMENT"), by and among Peregrine Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), and the purchasers identified on the signature pages hereto (each, including its respective successors and assigns, a "PURCHASER" and collectively, the "PURCHASERS").

         WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, certain securities of the Company, as more fully described in this Agreement.

         NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         1.1. DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

         "ADJUSTMENT WARRANT" means a common stock purchase warrant in the form attached hereto as EXHIBIT G.

         "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

          "CLOSING" means the closing of the purchase and sale of the Shares and the Warrants, as contemplated by Section 2.1.

         "CLOSING DATE" means the date of the Closing.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" means the common stock of the Company, $.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

         "COMMON STOCK EQUIVALENTS" means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options,


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warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

         "COMMON STOCK INVESTMENT AMOUNT" means, with respect to the purchase of the Common Stock by a Purchaser, the amount indicated below such Purchaser's name on such Purchaser's signature page of this Agreement.

         "COMMON SHARES" means the shares of Common Stock issuable to the Purchasers at the Closing.

         "COMPANY OUTSIDE COUNSEL" means Jeffers, Shaff & Falk, LLP.

         "CONCURRENT PURCHASE AGREEMENT" means the Securities Purchase Agreement, dated as of August 9, 2002, between the Company and the purchasers signatory thereto, as amended, modified or supplemented from time to time in accordance with its terms, pursuant to which such purchasers will purchase from the Company common stock purchase convertible debentures, shares of Common Stock and common stock purchase warrants similar to the Warrants and the Adjustment Warrants, and have the right to require the Company to register the Common Stock so purchased and shares of common stock issuable upon conversion of all the common stock purchase convertible debentures and exercise of all common stock purchase warrants pursuant to a registration rights agreement similar to the Registration Rights Agreement.

         "EFFECTIVE DATE" means the date that a Registration Statement is first declared effective by the Commission.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "INDEBTEDNESs" shall mean the principal amount of, premium, if any, profit participation, if any, and accrued and unpaid interest on and all other amounts and costs payable in respect of (a) indebtedness for money borrowed from others; (b) indebtedness guaranteed, directly or indirectly, in any manner, or in effect guaranteed, directly or indirectly, in any manner through an agreement, contingent or otherwise, to supply funds to, or in any other manner invest in the debtor, or to purchase indebtedness, or to purchase and pay for property if not delivered or pay for services if not performed, primarily for the purpose of enabling the debtor to make payment of the indebtedness or to assure the owners of the indebtedness against loss; (c) all indebtedness secured by any mortgage, lien, pledge, charge or other encumbrance upon property owned by the Company; (d) all indebtedness of such Person created or arising under any conditional sale, lease (intended primarily as a financing device) or other title retention or security agreement with respect to property acquired by the Company even though the rights and remedies of the seller, lessor or lender under such agreement or lease in the event of a default may be limited to repossession or sale of such property; and (e) renewals, extensions and refundings of any such indebtedness.

         "LOCK-UP LETTER" means the lock-up letter, in the form attached hereto as EXHIBIT E, to be executed by each of Edward Legere, Eric Swartz and Clive Taylor.

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         "PER SHARE PURCHASE PRICE" equals $0.65.

         "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

         "PURCHASER PERCENTAGE" means, with respect to a Purchaser, the percentage equal to the product of (x) a fraction, the numerator of which shall be the sum of the Common Stock Investment Amount paid or payable by such Purchaser on the Closing Date, and the denominator of which shall be the sum of the aggregate amount of Common Stock Investment Amount paid or payable by all Purchasers on the Closing Date times (y) 100.

         "REGISTRATION STATEMENT" means one or more registration statements meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Common Shares and the Warrant Shares by the Purchasers.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Agreement, by and among the Company and the Purchasers, in the form of EXHIBIT B attached hereto.

         "RULE 144" means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

         "SECURITIES" means the Common Shares, the Warrants, the Adjustment Warrant and the Warrant Shares.

         "SHARES" means the Common Shares issuable to the Purchasers on the Closing Date.

         "SUBSIDIARY" means any subsidiary of the Company that is required to be listed in SCHEDULE 3.1(A).

         "STRATEGIC TRANSACTION" means a transaction or relationship in which the Company issues shares of Common Stock to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company, whose business consists primarily of manufacturing, research, developing, or selling pharmaceutical products and in which the Company receives material benefits in addition to the investment of funds (such Person, a "STRATEGIC COMPANY"), but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to a Person whose primary business is investing in securities. The parties agree that the issuance by the Company of Common Stock in connection with the Company's licensing of technology to or from a Strategic Company if (i) such arrangement is approved by the board of directors of the Company, (ii) such transaction is a bona fide, arms-length transaction to a third party unaffiliated with the Company or any of its Affiliates, (iii) the Common Stock

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at issue may not be registered for resale until 60 Trading Days following the
Effective Date (plus such number of Trading Days during such period when the Registration Statement may not be used by the Purchasers for the resale of the Common Shares), (iv) such Strategic Company is not in the primary business of investing in securities, (v) and such Strategic Company purchases the Common Stock, for cash, at a price equal to or greater than the average of the Closing Prices of the Common Stock for the five Trading Days immediately preceding the closing date of the issuance of the Common Stock shall be deemed a Strategic Transaction.

         "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over the counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

         "TRADING MARKET" means whichever of the Nasdaq SmallCap Market, Nasdaq National Market, American Stock Exchange or New York Stock Exchange on which the Common Stock is then listed or quoted.

         "TRANSFER AGENT INSTRUCTIONS" means the company's transfer agent instructions in the form of EXHIBIT D.

         "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Warrants, the Adjustment Warrants, the Transfer Agent Instructions, the Voting Rights Letter, the Lock-Up Letter and any other documents or agreements executed in connection with the transactions contemplated hereunder.

         "VOTING RIGHTS LETTER" means the voting rights letter, from Edward Legere, addressed to the Purchasers, in the form attached hereto as EXHIBIT F.

         "WARRANTS" means, collectively, the Common Stock purchase warrants issuable to each Purchaser at the Closing, in the form attached hereto as EXHIBIT C.

         "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants and the Adjustment Warrants.

                                  ARTICLE II.
                                PURCHASE AND SALE

         2.1. CLOSING. Subject to the terms and conditions set forth in this Agreement the Company shall issue and sell to the Purchasers and the Purchasers shall, severally and not jointly, purchase from the Company the Common Shares and the Warrants. The closing of the purchase and the sale of the Common Shares and the Warrants shall take place at the offices of Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10104, on the first Trading Day immediately following the date that the conditions set forth in Section 2.4 have been

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satisfied or waived by the appropriate party or at such other location or such later date as the parties shall agree.

         2.2. DELIVERIES. On the date that this Agreement is executed, (a) the Company shall deliver or cause to be delivered to each Purchaser (i) this Agreement and the Registration Rights Agreement, (ii) the Transfer Agent Instructions, signed by the Company's transfer agent and counter-signed by the Company; (iii) each of the Lock-Up Letters; and (iv) the Voting Rights Letter; and (b) each Purchaser shall deliver to the Company this Agreement and a Registration Rights Agreement, each duly executed by such Purchaser.

         2.3. CLOSING DELIVERIES.

             (a) At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

                  (i) a stock certificate, containing the legend set forth in
Section 4.1(b), registered in the name of such Purchaser, evidencing the number of Common Shares equal to such Purchaser's Common Stock Investment Amount divided by the Per Share Purchase Price;

                  (ii) a Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the 4,648,846 Warrant Shares;

                  (iii) An Adjustment Warrant, registered in the name of such Purchaser who acquired Common Shares pursuant to Section 2.3(a)(i), pursuant to which such Purchaser shall have the right to acquire the number of Adjustment Shares as set forth in Section 4.6 hereof; and

                  (iv) legal opinion of Company Outside Counsel, in agreed form, addressed to the Purchasers;

             (b) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose, an amount equal to the sum of such Purchaser's Common Stock Investment Amount.

         2.4. CONDITIONS TO CLOSING. The obligation of a Purchaser to perform at the Closing is subject to satisfaction or waiver by such Purchaser of each of the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be true and correct as of the date when made and as of the Closing Date as though first made at that time (except for representations and warranties that speak of a specific date, which need only be true and correct as of such date).

             (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants and agreements required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.


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             (c) DELIVERY OF CLOSING ITEMS. The Company shall have delivered to the Purchasers the items required to be delivered pursuant to Section 2.3(a).

             (d) NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The Common Stock shall be authorized for trading or quotation on the Trading Market and trading in the Common Stock shall not have been suspended by the Commission or the Trading Market at any time from the date of execution of this Agreement through the Closing Date. The Company shall not have received any notice from the Trading Market threatening to delist the Common Stock from the Trading Market.

             (e) ANNUAL REPORT ON FORM 10-K. The Company shall have filed its Annual Report on Form 10-K for the fiscal year ended April 30, 2002 (the "FORM 10-K") on a timely basis (as determined under the General Instructions I.A. 3(b) of Form S-3 promulgated under the Securities Act and Rule 12(b)-25(b) under the Exchange Act).

             (f) AUDITOR'S REPORT. The report of the Company's auditors prepared in accordance with Rule 2-02 of Regulation S-X, contained in the financial statements included in the Form 10-K shall not contain a "going concern" or similar opinion.

             (g) COMPLIANCE CERTIFICATE. The Company shall have delivered to or as directed by the Purchasers, an Officer's Certificate signed by the Company's Chief Executive Officer, dated as of Closing Date, certifying that the Company has satisfied the conditions set forth in Sections 2.4(a)-(f).

                                  ARTICLE III.
                         REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to each Purchaser:

             (a) SUBSIDIARIES. The Company has no direct or indirect subsidiaries other than those listed in SCHEDULE 3.1(A). Except as disclosed in
SCHEDULE 3.1(A), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction (collectively, "LIENS"), and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

             (b) ORGANIZATION AND QUALIFICATION. Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good

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standing, as the case may be, could not, individually or in the aggregate have or reasonably be expected to result in: (i) an adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a "MATERIAL ADVERSE EFFECT").

             (c) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

             (d) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or
(iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

             (e) FILINGS, CONSENTS AND APPROVALS. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing of the Form D with the Commission and any applicable blue sky filings; (ii) the filing with the Commission of one or more Registration Statements and (iii) the application with the Trading Market for the listing of the Common Shares and Warrant Shares for trading thereon in the time and manner required thereby (collectively, the "REQUIRED APPROVALS").

             (f) ISSUANCE OF THE SECURITIES. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all

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Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement, the Warrants and the Adjustment Warrants in order to issue the full number of Warrant Shares as are or may become issuable in accordance with the terms of the Warrants and the Adjustment Warrants, ignoring any limits on the number of shares of Common Stock that may be owned by the Purchasers at any one time and assuming that the exercise price of the Warrants at all times on and after the date of determination equals 100% of the actual exercise price on the Trading Day immediately prior to the date of determination).

             (g) CAPITALIZATION. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in
SCHEDULE 3.1(G). No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities and the securities being purchased pursuant to the Concurrent Purchase Agreement and the transaction contemplated thereby and except as disclosed in SCHEDULE 3.1(G), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

             (h) SEC REPORTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement, the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.


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             (i) MATERIAL CHANGES. Since the date of the latest audited financials included within the SEC Reports (except as disclosed in the SEC Reports) and except as contemplated by the Concurrent Purchase Agreement: (i) there has been no event, occurrence or development relating to the Company or its Subsidiaries that has had or could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than: (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and
(B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

             (j) LITIGATION. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "ACTION") which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any officer thereof, is or has been, nor any director thereof is or has been for the last three years, the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and, to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director that was a director of the Company at any time during the last three years or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

             (k) LABOR RELATIONS. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

             (l) COMPLIANCE. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, has had or could reasonably be expected to result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not,

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individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

             (m) REGULATORY PERMITS. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

             (n) TITLE TO ASSETS. Except as contemplated by the Concurrent Purchase Agreement, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except as set forth in SCHEDULE 3.1(N) and except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

             (o) PATENTS AND TRADEMARKS. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary and material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so could have, or reasonably be expected to result in, a Material Adverse Effect (collectively, the "INTELLECTUAL PROPERTY RIGHTS"). Except as set forth on
Schedule 3.1(o), neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person which if determined adversely to the Company would, individually or in the aggregate have or could reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, (i) all such Intellectual Property Rights are enforceable and (ii) there is no existing infringement by another Person of any of the Intellectual Property Rights.

             (p) TRANSACTIONS WITH AFFILIATES AND EMPLOYEES. Except as set forth in SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

             (q) INTERNAL ACCOUNTING CONTROLS. The Company and the Subsidiaries maintain a system of internal accounting controls which the audit committee of the board of directors reasonably believes is sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

             (r) SOLVENCY. Assuming the closing of the transaction contemplated by the Transaction Documents and the Concurrent Purchase Agreement: (i) the Company reasonably believes that the fair value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature and (ii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

             (s) CERTAIN FEES. Except for fees or commissions payable by the Company as set forth on SCHEDULE 3.1(S), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

             (t) PRIVATE PLACEMENT. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2(b)-(e), no registration under the Securities Act is required for the offer, issuance and sale of the Securities by the Company to the Purchasers as contemplated hereby, and the offer and sale of the Securities hereunder will not be integrated with any offers or sales of other securities by the Company.

             (u) FORM S-3 ELIGIBILITY. The Company is eligible to utilize Form S-3 to register the resales of its Common Stock.

             (v) LISTING AND MAINTENANCE REQUIREMENTS. Except as set forth in the SEC Reports, the Company has not, in the two years preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except for the maintenance of the $1.00 minimum bid price (pursuant to the rules and regulations of the Nasdaq Stock Market), the Company is currently in compliance with all such listing and maintenance requirements. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market and no approval of the shareholders of the Company is required for the Company to issue and deliver to the Purchasers the maximum number of shares of Common Stock contemplated by this Agreement, including by reason of the issuance of the Warrant Shares upon exercise in full of the Warrants and Adjustment Warrants, if an, assuming that the exercise price of the Warrants at all times on and after the date of determination equals 100% of the actual exercise price on the Trading Day immediately prior to the date of determination).

             (w) REGISTRATION RIGHTS. Except for the registration rights granted pursuant to the Concurrent Purchase Agreement and the transactions contemplated thereby and as described in SCHEDULE 3.1(W), the Company has not granted or agreed to grant to any Person any rights (including "piggy back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

             (x) INVESTMENT COMPANY. The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (y) APPLICATION OF TAKEOVER PROTECTIONS. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company's issuance of the Securities and the Purchasers' ownership of the Securities.

             (z) DISCLOSURE. Except for the information provided to a Purchaser pursuant to one or more confidentiality agreements, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company. All representations and warranties of the Company set forth in this Agreement, including the Schedules to this Agreement, and the other Transaction Documents are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         3.2. REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants to the Company as follows:

             (a) ORGANIZATION; AUTHORITY. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by such Purchaser of its Securities pursuant to the terms hereof has been duly authorized by all necessary corporate action on the part of such Purchaser. Each of Transaction Document to which such Purchaser is a party has been duly executed by such Purchaser, and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms.

             (b) INVESTMENT INTENT. Such Purchaser is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Purchaser's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

             (c) PURCHASER STATUS. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants, it will be, either (i) a "qualified institutional buyer" as defined in Rule 144A under the Securities Act or (ii) an institutional "accredited investor" as defined in Rule 501(a) under the Securities Act. Such Purchaser has not been formed solely for the purpose of acquiring the Securities. Such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act.

             (d) EXPERIENCE OF SUCH PURCHASER. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

             (e) GENERAL SOLICITATION. To the knowledge of such Purchaser, such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

             (f) ACCESS TO INFORMATION. Such Purchaser acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

         The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

                                  ARTICLE IV.
                         OTHER AGREEMENTS OF THE PARTIES

         4.1. TRANSFER RESTRICTIONS.

             (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser who is an "accredited investor" as defined in Rule 501(a) under the Securities Act or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement, the Registration Rights Agreement, and, if such transfer is of all or a portion of the Warrants or Adjustment Warrants held by such Purchaser, as a holder of such Warrants or Adjustment Warrants, as the case may be. If requested by a Purchaser (or any subsequent transferee), the Company shall use its best efforts to effect such transfer of the Securities and shall file a prospectus supplement or other disclosure document as may be required in order to permit such transferee to utilize a Registration Statement to make registered resales of the Warrant Shares.

             (b) The Purchasers agree to the imprinting, so long as is required by this SECTION 4.1(B), of the following legend on the certificates evidencing the Securities:

                  [NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE]] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

             The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement or grant a security interest in some or all of the Securities and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

             (c) Certificates evidencing Common Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including a Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Common Shares and Warrant Shares pursuant to Rule 144, or (iii) if such Common Shares and Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the Effective Date if requested by a holder thereof, and on any other date on which legends on stock certificates are not required under this Section 4.1(c). If all or any portion of a Warrant is exercised at a time when there is a effective registration statement to cover the resale of the Warrant Shares, such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company's transfer agent of a certificate representing Common Shares and Warrant Shares issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Common Shares and Warrant Shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

         4.2. FURNISHING OF INFORMATION. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Warrant Shares under Rule 144.

         4.3. INTEGRATION. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the offer and sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market, if such integration would result in a violation of any such rule or regulation.

         4.4. INCREASE IN AUTHORIZED SHARES. If on any date the Company would be, if notice of exercise or conversion were to be delivered on such date, precluded from issuing the number of Warrant Shares issuable upon exercise in full of all of the Warrants and Adjustment Warrants due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock (ignoring any limits on the number of shares of Common Stock that may be owned by the Purchasers at any one time and assuming that the exercise price of the Warrants at all times on and after the date of determination equals 100% of the actual exercise price on the Trading Day immediately prior to the date of determination), then the Board of Directors of the Company shall promptly prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's certificate of incorporation to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares for issuance of the Warrant Shares. In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase in authorized shares, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy materials relating to such meeting) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's certificate or articles of incorporation to evidence such increase.

         4.5. SUBSEQUENT PLACEMENTS AND REGISTRATIONS.

             (a) Prior to the Effective Date, the Company will not, directly or indirectly, offer, issue, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, issuance, sale, grant or any option to purchase or other disposition of) any Common Stock, Common Stock Equivalents or any of its Subsidiaries' equity or Common Stock Equivalents, including the issuance of Common Stock pursuant to a primary registration statement or pursuant to an equity line of credit or similar transaction (such offer, issuance, sale, grant, disposition or announcement being referred to as "SUBSEQUENT PLACEMENT").

             (b) Following the Effective Date through and including the expiration of the first anniversary of the Effective Date, the Company shall not effect a Subsequent Placement, unless (i) the Company delivers to each Purchaser a written notice (the "SUBSEQUENT PLACEMENT NOTICE") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto and (ii) such Purchaser shall not have notified the Company by 6:30 p.m. (New York City time) on the fifth Trading Day after its receipt of the Subsequent Placement Notice of its willingness to provide (or to cause its designee to provide), subject to completion of mutually acceptable documentation, all or part of such financing to the Company on the same terms set forth in the Subsequent Placement Notice. If the Purchasers shall fail to so notify the Company of their willingness to participate in full in the Subsequent Placement, the Company may effect the remaining portion of such Subsequent Placement on the terms and to the Persons set forth in the Subsequent Placement Notice. The Company shall provide the Purchasers with a second Subsequent Placement Notice and the Purchasers will again have the right of first refusal set forth in this Section 4.5(a), if the Subsequent Placement subject to the initial Subsequent Placement Notice is not consummated for any reason on the terms set forth in such Subsequent Notice within 30 Trading Days after the date of the initial Subsequent Placement Notice with the Person identified in the Subsequent Placement Notice. If the Purchasers indicate a willingness to provide financing in excess of the amount set forth in the Subsequent Placement Notice, then each Purchaser will be entitled to provide financing pursuant to such Subsequent Placement Notice up to an amount equal to such Purchaser Percentage of the financing, but the Company shall not be required to accept financing from the Purchasers in an amount in excess of the amount set forth in the Subsequent Placement Notice.

             (c) The one year period set forth in Section 4.5(b) shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Common Shares and the Warrant Shares.

             (d) The restrictions contained in Sections 4.5(a) and (b) shall not apply to any grant or issuance by the Company of (i) any grant of an option or warrant for Common Stock or issuance of any shares of Common Stock upon the exercise of any options or warrants to employees, officers and directors of or consultants to the Company pursuant to any stock option plan, employee stock purchase plan or similar plan or consulting arrangement approved by the Company's board of directors or (ii) any rights or agreements to purchase Common Stock or Common Stock Equivalents outstanding on the date hereof and as specified in SCHEDULE 3.1(G) (but not as to any amendments or other modifications to the number of shares of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein) or (iii) the issuance of shares of Common Stock in connection with a Strategic Transaction or
(iv) the issuance of Common Stock to any Person approved by the Purchasers (such Person, an "APPROVED PURCHASER") of up to 2,900,000 shares of Common Stock (as adjusted for stock splits, reverse stock splits, combinations and other similar transactions) pursuant to Registration Statement No. 333- 71086 or (v) the issuance of Common Stock pursuant to the Transaction Documents or (vi) the issuance of Common Stock pursuant to the Concurrent Purchase Agreement and the transactions contemplated thereby.

             (e) Notwithstanding anything herein to the contrary, the Company may not issue, agree to issue, or enter into any arrangement pursuant to which it may issue at any time, shares of Common Stock or Common Stock Equivalents that would entitle any holder thereof to receive at any time shares of Common Stock at, in any such case, a price that is less than the Per Share Purchase Price, unless prior to the earlier to occur of the entering into of such agreement or such issuance, the Company obtains the approval of its shareholders pursuant to the rules and regulations of the Nasdaq Stock Market, Inc. ("NASDAQ") (including, without limitation, NASD Rules 4350(i), NASD IM-4300, NASD IM-4310-2, and Rule 4350(i)): for (i) the transactions contemplated by the Transaction Documents and the Concurrent Purchase Agreement, including the sale, issuance and potential issuance of the securities issued and issuable thereunder, including the Securities issued pursuant to this Agreement, as well as the shares of Common Stock issuable in accordance with the Warrants and Adjustment Warrants, (ii) the issuance under the Transaction Documents and the Concurrent Purchase Agreement (and the transactions contemplated thereby) of in excess of 19.99% of the shares of Common Stock outstanding prior to the Closing Date at a price that is less than the greater of book or market value of the Common Stock, and/or (iii) the potential issuance of securities of the Company having sufficient voting power to result in a change of control of the Company as described under the rules of Nasdaq. The Company understands and agrees that the shares of Common Stock that have been issued or that may be issued to and then held by any Purchaser or any of such Purchaser's Affiliates may not cast votes on such matters.

         4.6. ADJUSTMENT WARRANT.

             (a) If at any time prior to the 18th month anniversary of the Effective Date, (a) the Company shall issue or agree to issue shares of Common Stock at a price below the Per Share Purchase Price or (b) the Company or any of its subsidiaries shall issue any Common Stock Equivalents or shall enter an agreement to issue Common Stock Equivalents, that entitle any Person to acquire shares of Common Stock at a price per share less than the Per Share Purchase Price (if the holder of the Common Stock or Common Stock Equivalent so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights issued in connection with such issuance, be entitled to receive shares of Common Stock at a price less than the Per Share, such issuance shall be deemed to have occurred for less than the Per Share Purchase Price), then the Per Share Purchase Price shall be adjusted automatically for the purposes of this Section to equal the price at which the shares of Common Stock or Common Stock Equivalents were deemed issued under this Section (such price, the "ADJUSTED PRICE") and the Company shall, within two Trading Days of the date of such issuance or agreement to issue Common Stock or Common Stock Equivalents, deliver a notice to each Purchaser who acquired Common Shares at the Closing in accordance with Section 2.3(a)(i) of the number of Adjustment Shares (as hereinafter defined) issuable under such Purchaser's Adjustment Warrant, giving the Purchaser the right to purchase, for par value of the Common Stock, a number of shares of Common Stock (such shares, the "ADJUSTMENT SHARES") equal to: (1) the number of Common Shares that would have been issued to such Purchaser on the Closing Date at the Adjusted Price less (2) the number of Common Shares actually issued to such Purchaser on the Closing Date. The Company shall notify the Purchasers in writing of its issuance of any such Common Stock or Common Stock Equivalents by the end of the day on which the Common Stock or Common Stock Equivalents are first issued. The number of Adjustment Shares shall be calculated on each date of the issuance of the Common Stock or Common Stock Equivalent at issue, without regard to a delay in the conversion, exchange or other adjustment or resetting provision applicable to such Common Stock Equivalent, which Adjusted Price shall continue for as long as the Purchaser holds such Adjustment Warrant. Such notice will be delivered whenever such Common Stock or Common Stock Equivalents are issued.

             (b) If the Company or any subsidiary issues Common Stock Equivalents at a price per share that floats or resets or otherwise varies or is subject to adjustment based on market prices of the Common Stock (a "FLOATING PRICE SECURITY"), then for purposes of applying the preceding paragraph in connection with any subsequent exercise, the Adjusted Price will be deemed to equal the lowest price per share at which any holder of such Floating Price Security is entitled to acquire shares of Common Stock (regardless of whether any such Purchaser actually acquires any shares on such date).

             (c) The provisions contained in Section 4.6(a) shall not apply to any grant or issuance by the Company of (i) any grant of an option or warrant for Common Stock or issuance of any shares of Common Stock upon the exercise of any options or warrants to employees, officers and directors of or consultants to the Company pursuant to any stock option plan, employee stock purchase plan or similar plan or consulting arrangement approved by the Company's board of directors or (ii) any rights or agreements to purchase Common Stock or Common Stock Equivalents outstanding on the date hereof and as specified in SCHEDULE 3.1(G) (but not as to any amendments or other modifications to the number of shares of Common Stock issuable thereunder, the terms set forth therein, or the exercise price set forth therein) or (iii) the issuance of shares of Common Stock in connection with a Strategic Transaction or (iv) the issuance of Common Stock to any Approved Purchaser of up to 2,900,000 shares of Common Stock (as adjusted for stock splits, reverse stock splits, combinations and other similar transactions) pursuant to Registration Statement No. 333-71086 or (v) the issuance of Common Stock pursuant to the Transaction Documents or (vi) the issuance of Common Stock pursuant to the Concurrent Purchase Agreement (or the transactions contemplated thereby).

             (d) The 18th month period set forth in this Section shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Common Shares and the Warrant Shares.

             (e) The Company covenants and undertakes to file a registration statement covering the resale by the Purchasers (or their transferees) of the shares of common stock issuable upon exercise of each Adjustment Warrant by the 30th day following such issuance of an Adjustable Warrant and, such registration statement shall be treated as a "Registration Statement" under the Registration Rights Agreement and the Purchasers and the Company shall be accorded the obligations and rights under the Registration Rights Agreement with respect to such registration statement. In addition, the Adjustment Warrant shall be entitled to full piggy-back registration rights on all future or then pending Company registration statements.

             (f) If, at any time prior to the 18th month anniversary following the Effective Date (as such period may be extended pursuant to this Section 4.6): (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then any successor to the Company or surviving entity in such

Fundamental Transaction shall continue to be bound by the obligation to increase the number of Adjustment Shares issuable under the Adjustment Warrant under and in accordance with this Section 4.6 and to honor all such Adjustment Warrants.

         4.7. SECURITIES LAWS DISCLOSURE; PUBLICITY. No later than the Business Day immediately following the Closing Date, the Company shall issue a press release and file a Current Report on Form 8-K, in each case reasonably acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby. The Company and the Purchasers shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby. Notwithstanding the foregoing, other than in any registration statement filed pursuant to the Registration Rights Agreement and filings related thereto, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

         4.8. INDEMNIFICATION OF PURCHASERS. The Company hereby indemnifies and holds the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a "PURCHASER PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "LOSSES") that any such Purchaser Party may suffer or incur as a result of or relating to
(a) any misrepresentation, breach or inaccuracy, or any allegation by a third party that, if true, would constitute a breach or inaccuracy, of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any cause of action, suit or claim brought or made against such Purchaser Party and solely arising out of or solely resulting from the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents (other than due to the gross negligence or willful misconduct of the Purchaser Party). The Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The Purchaser Party may not, without the prior written consent of the Company, agree to any settlement of any claim or action with respect to which the Company is required to indemnify the Purchaser Party pursuant to this
Section 4.8.

         4.9. SHAREHOLDERS RIGHTS PLAN. No claim will be made or enforced by the Company or any other Person that any Purchaser is an "Acquiring Person" under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving the Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

         4.10. NON-PUBLIC INFORMATION. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of

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

such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

         4.11. USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities hereunder for research and development or working capital purposes that are consistent with the Company's business as at the Closing Date (as reported in the SEC Reports) and not for the satisfaction of any portion of the Company's debt (other than payment of trade payables in the ordinary course of the Company's business and prior practices), nor to redeem any Company equity or equity equivalent securities, nor to settle any outstanding litigation nor to extend any loans to its directors or senior management.

         4.12. LOCK-UP LETTER. On the Closing Date, the Company shall issue a stop-transfer order to the Company's transfer agent, which order shall be acknowledged by the transfer agent, in connection with each of the Lock-Up Letter.

                                   ARTICLE V.
                                  MISCELLANEOUS

         5.1. FEES AND EXPENSES. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

         5.2. ENTIRE AGREEMENT. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

         5.3. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

         If to the Company:   Peregrine Pharmaceuticals, Inc.
                              14272 Franklin Avenue
                              Tustin, CA 92780
                              Facsimile No.: (714) 838-5817
                              Attn:  Chief Financial Officer

         With a copy to:      Jeffers, Shaff & Falk, LLP
                              18881 Von Karman Avenue, Suite 1400
                              Irvine, CA 92612
                              Facsimile No.: (949) 660-7799
                              Attn: Mark R. Ziebell, Esq.

         If to a Purchaser:   To the address set forth under such Purchaser's
                              name on the signature pages hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

         5.4. AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding a majority-in-interest of the Common Shares at Closing or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

         5.5. CONSTRUCTION. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

         5.6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign any or all of its rights under this Agreement and the Registration Rights Agreement to any Person to whom such Purchaser assigns or transfers any Securities in accordance with the terms of this Agreement, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Purchasers."

         5.7. NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

         5.8. LIQUIDATED DAMAGES. The Company's obligations to pay any liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such liquidated damages or other amounts are due and payable shall have been canceled. Such liquidated damages are not to be construed as the sole damages for remedies available to the Persons entitled to the same. The parties hereby agree that all remedies and damages are cumulative.

         5.9. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

         5.10. SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Closing.

         5.11. EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

         5.12. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

         5.13. RESCISSION AND WITHDRAWAL RIGHT. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

         5.14. REPLACEMENT OF SECURITIES. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested by the Company's transfer agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

         5.15. REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. Notwithstanding any other remedy herein permitted or provided under the Transaction Documents, the parties hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

         5.16. PAYMENT SET ASIDE. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         5.17. INDEPENDENT NATURE OF PURCHASERS' OBLIGATIONS AND RIGHTS. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.


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                             SIGNATURE PAGES FOLLOW]





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         IN WITNESS WHEREOF, the parties hereto have caused this Securities
Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                           PEREGRINE PHARMACEUTICALS, INC.


                                           By: /S/ EDWARD LEGERE
                                               ---------------------------------
                                               Name: Edward Legere
                                               Title:  President and CEO


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOWS]




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


                                NAME OF PURCHASER: ZLP MASTER FUND, LTD

                                By: /S/ CRAIG LUCAS
                                    ----------------------------------
                                    Name:  Craig Lucas
                                    Title:  Director


                                Common Stock Investment Amount: $ 2,144,000

                                Address for Notice:


                                c/o Zimmer Lucas Partners, LLC
                                45 Boardway 28th Floor
                                New York, NY  10006
                                Attn:  Mr. John Lee


                                With a copy to:
                                Bryan Cave LLP
                                1290 Avenue of the Americas
                                New York, NY  10104
                                Facsimile No.: (212) 541-4630 and (212) 541-1432
                                Attn: Eric L. Cohen, Esq.




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